EXHIBIT 10.2

Execution Version

CONFIDENTIAL TREATMENT REQUESTED

INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN

REQUESTED IS OMITTED AND NOTED WITH “***”. AN UNREDACTED VERSION

OF THIS DOCUMENT HAS ALSO BEEN PROVIDED TO THE SECURITIES AND

EXCHANGE COMMISSION.

AMENDED AND RESTATED

SUPPLY AGREEMENT

THIS AMENDED AND RESTATED SUPPLY AGREEMENT (this “Agreement”) is entered into as of April 25, 2017 (the “Effective Date”) by and between MEDI-PHYSICS INC., a Delaware corporation doing business as “GE Healthcare,” having a place of business at 100 Results Way, Marlborough, MA 01752, United States of America (“GE Healthcare”) and LANTHEUS MEDICAL IMAGING, INC., a Delaware corporation having its principal place of business at 331 Treble Cove Road, North Billerica, MA 01862, United States of America (“LMI”). GE Healthcare and LMI are sometimes referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS:

WHEREAS, the Parties entered into a Distribution Agreement, dated as of October 31, 2001, as amended by the First Amendment to Distribution Agreement, dated as of January 1, 2005, as further amended by the Second Amendment to Distribution Agreement, dated as of January 1, 2012 and as further amended by the Third Amendment to Distribution Agreement, dated as of December 1, 2014 (such agreement, as amended, the “Original Agreement”), pursuant to which LMI manufactured and supplied to GE Healthcare TechneLite® generators and other products.

WHEREAS, the Parties now desire to amend and restate the Original Agreement in its entirety such that this Agreement is in effect from and after the Effective Date.

NOW, THEREFORE, the Parties agree as follows:

ARTICLE 1. Definitions

As used in this Agreement, the following initially capitalized terms, whether used in the singular or plural form, will have the meanings set forth in this ARTICLE 1.

1.1 “Adverse Drug Experience” shall mean any unfavorable and/or unintended change in the structure (signs), function (symptoms), or chemistry (laboratory data) of the body temporally associated with the use of a Product (as defined in ARTICLE 2) or of a derivative thereof in humans, whether or not considered drug related, including the following: an adverse experience occurring in the course of the use of a drug in professional practice, an adverse experience occurring from drug overdose, whether accidental or intentional, an adverse experience occurring from drug withdrawal, and any significant failure of expected pharmacological action.

1.2 “Agreement” has the meaning set forth in the Preamble.

1.3 “*** Forecast” has the meaning set forth in Section 3.3 (*** Forecasting).

1.4 “Disclosing Party” has the meaning set forth in ARTICLE 9 (Confidentiality).

1.5 “Effective Date” has the meaning set forth in the Preamble.

1.6 “FDA” means the United States Food and Drug Administration.

1.7 “Firm Order” has the meaning set forth in Section 3.4 (Firm Orders).

1.8 “GEH Mo-99” means GE Healthcare’s supply of Mo-99.

1.9 “GE Healthcare” has the meaning set forth in the Preamble. For the avoidance of doubt, GE Healthcare shall also mean GE Healthcare Radiopharmacies unless specifically stated otherwise in the terms of this Agreement.

1.10 “GE Healthcare Radiopharmacies” means, at any given time, those free-standing radiopharmacies in the Territory in which GE Healthcare or any of its affiliates has at least *** percent (***%) direct or indirect (through their respective affiliates) ownership interest at such time unless otherwise agreed to by the Parties. In addition, in the future to the extent ***, the Parties agree to negotiate reasonably and in good faith ***, with the intent of most closely aligning with the economics reflected in this Agreement as of the Effective Date.

1.11 “Integrity Guide” has the meaning set forth in Section 7.1(g) (LMI Warranties).

1.12 “LMI” has the meaning set forth in the Preamble.

1.13 “Minimum Purchase Requirements” has the meaning set forth in Section 3.1(a) (Minimum Purchase Requirements).

1.14 “NDA” has the meaning set forth in Section 6.2 (Replacement Products).

1.15 “Negotiation Period” has the meaning set forth in Section 10.3 (Termination for Economic Reasons).

1.16 “New GE Healthcare Radiopharmacy” has the meaning set forth in Section 3.1(a) (Minimum Purchase Requirements).

1.17 “Original Agreement” has the meaning set forth in the Recitals.

1.18 “Party” or “Parties” has the meaning set forth in the Preamble.

1.19 “Products” has the meaning set forth in ARTICLE 2 (Supply Relationship).

1.20 “Product Information” has the meaning set forth in Section 4.5 (Product Information).

1.21 “Proprietary Information” has the meaning set forth in ARTICLE 9 (Confidentiality).

1.22 “Purchase Order” has the meaning set forth in Section 3.2 (Purchase Orders).

1.23 “Quarter” means each of the three (3) month periods ending on March 31, June 30, September 30 and December 31 of any year; provided that the last quarter shall end on the date of termination of this Agreement.

1.24 “Receiving Party” has the meaning set forth in ARTICLE 9 (Confidentiality).

1.25 “Shortfall Payment for Gallium and Xe-133” has the meaning set forth in Section 3.1(b) (Minimum Purchase Requirements).

1.26 “Shortfall Payment for TechneLite®” has the meaning set forth in Section 3.1(c) (Minimum Purchase Requirements).

1.27 “TechneLite®” means terminally sterilized Technetium (Tc-99m) generators branded as TechneLite®.

1.28 “Term” has the meaning set forth in Section 10.1.

1.29 “Territory” means ***, including ***.

1.30 “Trademarks” means the trademarks listed in Exhibit B.

ARTICLE 2. Supply Relationship

All purchases by GE Healthcare from LMI of the TechneLite®, Gallium Citrate Ga-67 Injection and Xe-133 gas products listed on Exhibit A (the “Products”) during the Term will be governed by this Agreement. Subject to the terms and conditions of this Agreement, LMI hereby grants to GE Healthcare the non-exclusive right to market, distribute and sell TechneLite® Products in *** solely by way of ***. In addition, subject to the terms and conditions of this Agreement, LMI agrees to supply Products to GE Healthcare Radiopharmacies in the Territory solely for their unit dose preparation in the Territory.

ARTICLE 3. Supply of Products

3.1 Minimum Purchase Requirements.

(a) GE Healthcare guarantees, subject to LMI’s ability to supply, a minimum purchase requirement of Products as set forth in this Section 3.1. From and after the Effective Date, LMI agrees to use commercially reasonable best efforts to manufacture and sell to GE Healthcare, and GE Healthcare agrees to purchase from LMI, the following requirements (collectively, the “Minimum Purchase Requirements”):

(i)	*** percent (***%) of GE Healthcare’s and its affiliates’ requirements for Xe-133 gas Product from the Effective Date through the end of the Term; and

(ii)	*** percent (***%) of GE Healthcare’s and its affiliates’ requirements for Gallium Citrate Ga 67 Product from the Effective Date through the end of the Term; and

(iii)	such percentages of GE Healthcare’s and its affiliates’ requirements for Technetium-99m products as set forth on Exhibit A hereto;

provided that (A) the Minimum Purchase Obligations described in clause (iii) above apply only to locations that are GE Healthcare Radiopharmacies as of the Effective Date, and only the purchases of TechneLite® Products by such GE Healthcare Radiopharmacies will apply towards meeting GE Healthcare’s overall requirements set forth on Exhibit A hereto; (B) the Minimum Purchase Obligations for any location that first becomes a GE Healthcare Radiopharmacy (however such a transaction is structured) after the Effective Date (each, a “New GE Healthcare Radiopharmacy”) will equal ***; and (C) GE Healthcare agrees to negotiate reasonably and in good faith a further commitment for each existing GE Healthcare Radiopharmacy and New GE Healthcare Radiopharmacy to ***.

(b) Compliance with the Minimum Purchase Requirements for Gallium Citrate Ga-67 Injection and Xe-133 gas Products set forth in Sections 3.1(a)(i) and (ii) will be determined as of *** and as of the end of each *** thereafter (as evidenced by reasonable documentation made available to LMI or its representatives upon the request of LMI or its representatives). Not later than *** (***) days after the end of each ***, GE Healthcare shall provide to LMI, upon the request of LMI or its representatives, a timely, complete and accurate report that sets forth GE Healthcare’s total requirements for each Gallium Citrate Ga-67 Injection and Xe-133 gas Product and certifies that GE Healthcare has complied or failed to comply with its obligation to purchase the Minimum Purchase Requirements for such Products for such ***. In any *** in which GE Healthcare does not purchase at least the applicable Minimum Purchase Requirements for such Products from LMI, GE Healthcare shall promptly pay to LMI the Shortfall Payment for Gallium and Xe-133 (as hereinafter defined). For purposes of minimizing such payments, GE Healthcare will make a good faith estimate of the Product orders for each *** in the then-current *** and will use commercially reasonable best efforts to (i) place purchase orders in the last *** of such *** for such additional amounts of such Product(s) as may be necessary to avoid (or at least minimize) such payments (subject to LMI’s ability and mutual agreement to fill such excess orders, which LMI will use its commercially reasonable best efforts to do) or (ii) make any necessary payments prior to the end of such ***; provided that, notwithstanding the foregoing obligations, (x) in order to assist LMI with optimizing its manufacturing schedule for Gallium Citrate Ga-67 Injection and Xe-133 gas Product, GE Healthcare will use commercially reasonable best efforts to place purchase orders for Gallium Citrate Ga-67 Injection and Xe-133 gas Products in a manner that results in a consistent *** average of *** for each such Product (measured on a **** basis) and (y) by the *** of the *** immediately succeeding such ***, GE Healthcare shall make any necessary true-up payments to comply with the requirements of this Section 3.1(b).

“Shortfall Payment for Gallium and Xe-133” shall mean the *** payment for any portion of the Minimum Purchase Requirements for Gallium Citrate Ga-67 Injection and Xe-133 gas Products not purchased by GE Healthcare from LMI during such *** (subject to LMI’s ability to supply). Such payments will be calculated using the shortfall in the Minimum Purchase Requirements for such Products for such *** (i.e., the remaining portion of the applicable Minimum Purchase Requirements for such Products for which purchase orders were not received) multiplied by the price of the applicable Product(s) hereunder (based on ***).

(c) Compliance with the Minimum Purchase Requirements for TechneLite® Products set forth in Section 3.1(a)(iii) and Exhibit A hereto will be determined as of *** (which, for the avoidance of doubt, will be measured in reference to the purchase commitments in effect under the Original Agreement prior to this amendment and restatement) and as of the end of each *** or portion thereof following the Effective Date thereafter (as evidenced by reasonable documentation made available to LMI or its representatives upon the request of LMI or its representatives). Not later than *** (***) days after the end of each ***, GE Healthcare shall provide to LMI, upon the request of LMI or its representatives, a timely and accurate report that sets forth GE Healthcare’s total requirements for Technetium-99m products and, for the report as of the end of the ***, certifies that GE Healthcare has complied or failed to comply with its obligation to purchase the Minimum Purchase Requirements for TechneLite® Products for such period. In any *** in which GE Healthcare does not purchase at least the applicable Minimum Purchase Requirements for TechneLite® Products from LMI, GE Healthcare shall promptly pay to LMI the Shortfall Payment for TechneLite® (as hereinafter defined). By the end of the *** of the *** immediately succeeding such ***, GE Healthcare shall make any necessary true-up payments to comply with the requirements of this Section 3.1(c). Notwithstanding the foregoing obligations, in order to assist LMI with optimizing its manufacturing schedule for TechneLite® Products, GE Healthcare will use commercially reasonable best efforts to place purchase orders for TechneLite® Products in a manner that results in a consistent *** average of curies of molybdenum of TechneLite® Products (measured on a *** basis).

“Shortfall Payments for TechneLite®” will be calculated using the shortfall in the Minimum Purchase Requirements for TechneLite® Product for such *** (i.e., the remaining portion of the applicable Minimum Purchase Requirements for which purchase orders were not received) multiplied by the price of the applicable TechneLite® Products hereunder (based on ***), and such Shortfall Payments shall not result in a deemed increase in curie volume which could otherwise lead to a potentially higher rebate amount payable by LMI to GE Healthcare as specified in Exhibit A hereto.

(d) For purposes of clarity, the Parties acknowledge and agree that (i) the Minimum Purchase Requirements set forth herein shall include all of GE Healthcare’s and its affiliates’ requirements (including any requirements to ***) for similar products (for example, the Minimum Purchase Requirements for TechneLite® Products shall include all of GE Healthcare’s and its affiliates’ requirements for Technetium-99m products) and (ii) the requirements of GE Healthcare and its affiliates at any given time will include the requirements of all GE Healthcare Radiopharmacies existing at that time.

3.2 Purchase Orders. All orders for purchases of Products by GE Healthcare shall be submitted on GE Healthcare’s standard purchase order form as from time to time in use by GE Healthcare (“Purchase Order”). The terms of this Agreement shall take precedence over any standard terms of any Purchase Order where in conflict or impose additional terms or conditions.

3.3 *** Forecasting. Upon the Effective Date and no later than *** of any *** during the Term of this Agreement, GE Healthcare shall provide LMI with a written forecast of the numbers and type of Products which GE Healthcare expects to purchase from LMI during the forthcoming ***, as the case may be (the “*** Forecast”).

3.4 Firm Orders. GE Healthcare shall place *** standing orders setting forth the quantities, delivery schedules and dates, and its shipping instructions *** (***) weeks prior to the *** through *** cycle (each, a “Firm Order”). Once placed by GE Healthcare, such Firm Orders may be cancelled, increased or decreased only in accordance with LMI’s order cancellation and modification as in effect from time to time (which LMI can change upon written notice to GE Healthcare) or otherwise with prior LMI approval. Subject to GE Healthcare’s limited right to adjust Firm Orders set forth in the previous sentence, such Firm Orders shall constitute binding contractual obligations of GE Healthcare.

3.5 Number and Mix of Products. Although an *** Forecast shall not constitute a binding obligation upon GE Healthcare to order the quantities specified therein, GE Healthcare agrees to use all commercially reasonable best efforts to make each *** Forecast a reasonably accurate prediction of the number and mix of Products GE Healthcare will actually order for delivery in the relevant period pursuant to its Firm Orders.

3.6 Shipment; Manufacturing. LMI shall use commercially reasonable best efforts to ship Products pursuant to GE Healthcare’s Firm Orders. All Products shall be shipped *** place designated by GE Healthcare in its Purchase Order. Days of manufacture of (i) TechneLite® Products are currently ***, ***, *** and ***, (ii) Xe-133 gas Products are currently ***, calibrated for the following ***, and (iii) Gallium Citrate Ga-67 Injection Products are currently ***, calibrated for the following ***. LMI will provide GE Healthcare with *** (***) days’ prior written notice of any LMI initiated, permanent changes in the manufacturing schedule for the Products or fundamental change to the chemical composition or functionality of one or more of the Products, provided, however, that LMI will make a *** that, based on GE Healthcare’s Standing Orders at the time of any such change, are adversely affected by the new manufacturing schedule. Any *** to GE Healthcare that can reasonably be linked to the LMI manufacturing schedule change will be reimbursed by LMI to GE Healthcare via a corresponding ***. For purposes of the foregoing, GE Healthcare’s *** will be measured by the *** that LMI is required to provide GE Healthcare on *** as a direct result of the change to the manufacturing schedule (e.g., ***). In the event LMI is unable to deliver all Product requirements on a given day, LMI will make ***of the available Product to GE Healthcare, such *** to be determined by LMI in its reasonable discretion acting reasonably after due consideration of ***, other percentage supply requirements and the available amount of Product for LMI’s customers, including GE Healthcare, affected by such supply disruption***. In the event that delivery of a TechneLite® Product is delayed more than *** (***) hours past the agreed upon local delivery time, LMI will reduce the price GE Healthcare pays for such Product up to *** percent (***%). However, after *** (***) hours’ delay, GE Healthcare shall not be required to accept such Product and may make arrangements with LMI to return unopened TechneLite® Product for full credit. Following the *** hour period outlined above, in the event that GE Healthcare is required to find an alternate source of technetium generator product, LMI shall pay the difference between LMI’s price under this Agreement and the price GE Healthcare is required to pay to obtain such technetium generator product, up to a limit of *** percent (***%) of LMI’s then current price, provided that such obligation shall only apply if GE Healthcare has purchased all of its Minimum Purchase Requirements hereunder and GE Healthcare has used its commercially reasonable best efforts to avoid or mitigate any such payments. The foregoing shall not apply to delays caused by force majeure events such as weather conditions, effecting transportation of components or Products, for which there will be no ***.

3.7 Purchase Prices and Handling Fees. The purchase prices and handling fees to be charged to GE Healthcare for the *** are shown in Exhibit A and the mechanism to calculate future pricing and handling fees for each Product is set forth in Exhibit A. Included in the prices of the TechneLite® Products are:

(i)	*** (***) external generator shields per initial TechneLite® Standing Order (***);

(ii)	*** (***) elution shields per initial TechneLite® Standing Order (***); and

(iii)	*** vials of any combination of saline and evacuation vials (*** or ***) per each TechneLite® Standing Order.

In the event that GE Healthcare can secure *** for all of the handling services that LMI performs in connection with shipping Product under this Agreement (e.g., coordinating and securing pickup and shipping, preparation of shipping documentation, tracking of shipments and handling any delivery issues) and such third party is qualified and complies with applicable laws and regulations, then LMI shall allow GE Healthcare to take on, and GE Healthcare shall take on, the sole responsibility, at GE Healthcare’s sole cost and expense, for all such handling activities (and, to the extent that GE Healthcare performs (or has performed) all handling activities, LMI will not be entitled to charge GE Healthcare handling fees). In such an event, notwithstanding Section 3.8, delivery shall be *** (LMI’s loading dock in North Billerica, MA), and title and all risk of loss to Product will transfer to GE Healthcare at LMI’s loading dock. Timelines for (i) transfer of responsibility for the handling activities and (ii) an appropriate price adjustment as a result of such transfer of responsibility shall each be agreed by the Parties acting reasonably and in good faith before starting.

3.8 Delivery Terms. Subject to the last paragraph of Section 3.7, delivery of Products to GE Healthcare hereunder shall be made by the carriers and methods selected by LMI, and LMI will charge GE Healthcare for delivery of Products the handling fees set forth on Exhibit A. If so requested by GE Healthcare, LMI will arrange for alternative shipment of Products in accordance with GE Healthcare’s shipping instructions contained in a Firm Order. This includes shipment of *** calibrated TechneLite® for delivery “prior to first run ***.” Notwithstanding any other provision in this Agreement, LMI shall incur no liability of any nature whatsoever to GE Healthcare or its affiliates, with respect to LMI’s performance of shipping duties on GE Healthcare’s behalf other than because of LMI’s gross negligence.

3.9 Payment Terms. All payment for Products ordered by GE Healthcare from and after the Effective Date during the term of this Agreement shall be made within *** (***) days after receipt of invoice. Interest will be payable on all amounts not paid on the due date at a rate of ***% per month (or, if lower, the maximum interest rate permitted by applicable law) and will accrue from the due date until such sum is paid.

3.10 Access to Low Enriched Uranium (LEU) molybdenum. From the Effective Date until such time as LMI sources all of its requirements for molybdenum from LEU targets, in the event that LMI sources LEU molybdenum on a consistent and reliable basis for any of its designated LEU TechneLite® Generator production days, then LMI shall provide to GE Healthcare an option to purchase up to *** (measured based on GE Healthcare’s actual purchases of LEU TechneLite® Ci’s over the previous *** (***) months, relative to the purchases of all of LMI’s other customers over such time) of Ci’s of LEU TechneLite® Generators available for purchase on such production day.

ARTICLE 4. Distribution and Sale of Products

4.1 Compliance with Law. GE Healthcare shall be responsible for compliance with all federal and state rules and regulations which relate to the sale, promotion, distribution, use and final disposition of Products in the Territory. All communications that GE Healthcare or its affiliates make about the Products in promotional materials or otherwise shall be consistent with the New Drug Applications or other governmental registrations for the Product, fully truthful, based on documented facts, and fairly balanced. GE Healthcare and its affiliates shall not under any circumstances state or imply in promotional materials or otherwise that the Xenon gas vials purchased by GE Healthcare hereunder can be used with Xenon gas delivery systems other than the Xenon-133 Calidose™ Dispenser System. LMI agrees to supply free of charge *** (***) Xenon-133 Calidose™ Dispenser System per ***.

4.2 Required Licenses. GE Healthcare shall ensure that LMI receives a copy of the license renewals or amendments of each GE Healthcare customer to which TechneLite® Products are to be drop shipped directly by LMI, authorizing such customer’s receipt and use of the Products in order to keep current LMI’s present file of such licenses (other than in cases where the relevant regulatory authorities permit shipment notwithstanding the failure to supply or provide such copies). LMI shall not be obligated to ship to any such GE Healthcare drop ship customers which fails to provide such license, and LMI shall, immediately upon receiving the order from GE Healthcare, verify the GE Healthcare drop ship customer’s licensed status and notify GE Healthcare immediately if such inability to ship exists so GE Healthcare may take such steps as are available to it to remedy the situation. Such refusal to ship to a drop ship customer, whose license file in LMI’s custody is not current and which defect is not remedied by GE Healthcare, shall not be deemed an inability or failure on LMI’s part to deliver Product in a timely fashion in order to meet GE Healthcare’s required deadlines.

4.3 Promotional Literature. GE Healthcare agrees to provide to LMI copies of GE Healthcare’s promotional literature related to Products for LMI to transmit to FDA. LMI will play no role in obtaining approval of that material other than taking any administrative action necessary because of LMI’s ownership of the registration.

4.4 Pricing Decisions. GE Healthcare shall have the sole right to determine the resale price, discount and any other terms and conditions for GE Healthcare’s drop shipment sales of TechneLite® Products or its sales of unit doses prepared using the Products. GE Healthcare shall have complete control over the manner and methods of the marketing, distribution *** and sale of Products, and GE Healthcare may distribute *** and sell Products directly or through affiliates and may hire or retain marketing or other experts to advise and assist GE Healthcare in the distribution and sale of Products. Except as specifically stated herein, LMI shall play no role in GE Healthcare’s marketing, distribution and sale of Products.

4.5 Product Information. Prior to use of any label, labeling, advertising or promotional item related to the Products (hereinafter referred to collectively as “Product Information”) by GE Healthcare or its affiliates, including but not limited to any package insert, product label, detail aid, direct mail piece, file card, journal article, or reminder advertisement, GE Healthcare shall submit a sample of the Product Information to LMI for review. Provided, however that:

(a) GE Healthcare shall not submit any information about pricing of Products to LMI. If a sample of Product Information contains pricing information, GE Healthcare shall redact that information from the sample prior to providing it to LMI; and

(b) LMI shall review the Product Information solely for the following purposes: (1) to ensure compliance with the terms of LMI’s New Drug Applications or other governmental registrations for the Products; (2) to ensure that the Product Information is within the terms of the labeled indications for the Products and is otherwise consistent with the approved package inserts for the Products; and (3) to ensure that the Product Information is not likely to give rise to any formal or informal action, complaint or comment by or from the United States FDA regarding the Product Information or the Products; and

(c) Review by LMI of a sample of Product Information shall not serve as admission, a representation or evidence thereof, by LMI, that the Product Information: (1) is correct, accurate, or complete; or (2) is within the scope of or consistent with the Product claims made by LMI; or (3) is in compliance with the terms of this Agreement. Review of Product Information by LMI shall not in any way alter or affect the indemnity given by GE Healthcare pursuant to Section 7.5.

(d) GE Healthcare shall provide LMI a sample of all Product Information and LMI shall have *** (***) working days after receiving the sample within which to review and comment on the Product Information. All comments made by LMI shall be binding on GE Healthcare or its affiliates, which shall implement and incorporate into the Product Information all comments made by LMI. If LMI does not respond within *** (***) working days, GE Healthcare or its affiliates may use the Product Information unchanged.

ARTICLE 5. Trademarks

5.1 Use of Trademarks. LMI hereby grants to GE Healthcare and GE Healthcare hereby accepts the right to resell the Products supplied by LMI to GE Healthcare in packages bearing the Trademarks and in promotional materials related to such Products. The rights granted GE Healthcare hereunder to use the Trademarks shall in no way affect LMI’s ownership of such Trademarks. No other right, title or interest in the Trademarks is established hereby, and nothing herein shall be construed to grant any right or license to GE Healthcare to use the LMI logo or the LMI trade name, other than as specifically set forth herein. The Parties agree and understand that this Section 5.1 does not expand the rights granted to GE Healthcare under ARTICLE 2.

5.2 Rights of LMI in Trademarks. GE Healthcare shall not make any use or take any action with respect to the Trademarks to prejudice or infringe LMI’s rights thereto including the use of any confusingly similar trademark and shall forthwith, upon objection by LMI, desist from any use thereof or action therewith which is in violation of this Agreement.

5.3 Use During the Term. GE Healthcare will only market the Products using the relevant Trademarks during the Term of this Agreement. Upon termination or expiration of this Agreement, GE Healthcare will cease all use of the Trademarks and the license to use any such Trademarks granted hereunder shall immediately cease and be deemed canceled.

5.4 Trademark Protection. GE Healthcare will use the Trademarks in strict accordance with the instructions given by LMI, and shall not make any changes in connection therewith without first obtaining LMI’s written consent. GE Healthcare further agrees that at all times the Trademarks shall be used in accordance with good trademark practice, including notation of the fact that they are trademarks belonging to LMI and use of the appropriate notice of registration. LMI reserves the right to unilaterally determine the adequacy of the use and protection given the Trademarks by GE Healthcare as set forth herein.

5.5 Assistance to LMI. GE Healthcare shall promptly notify LMI, in writing, of any conflicting use of, and applications or registrations for, any of the Trademarks, or any acts of infringement, or acts of unfair competition involving the Trademark, after such matters are brought to its attention or it has knowledge thereof. GE Healthcare further agrees to assist LMI, at LMI’s expense, in registering or perfecting LMI’s rights to the Trademarks in the Territory.

5.6 Enforcement and Defense Actions. In the event of any claim or litigation by a third party against GE Healthcare alleging that any of the Trademarks imitates or infringes a trademark of such third party or is invalid, GE Healthcare shall promptly give notice of such claims or litigation to LMI and LMI shall assume responsibility for and control of the handling, defense, or settlement thereof. GE Healthcare shall cooperate fully with LMI during the pendency of any such claim or litigation, LMI shall keep GE Healthcare notified of the current status of any trademark claim, litigation or infringement of any of the Trademarks and shall permit GE Healthcare to assume the handling, defense or settlement thereof if LMI declines to do so.

ARTICLE 6. Quality Control and Governmental Approvals

6.1 Manufacture and Testing. All Products delivered to GE Healthcare hereunder shall be manufactured in accordance with Current Good Manufacturing Practices as required by the United States Federal Food, Drug and Cosmetic Act and pursuant to applicable rules and regulations of the FDA when applicable. LMI shall manufacture and supply the Products in accordance with the Quality Document attached here as Exhibit C. Each product lot of Products shall be inspected and tested by LMI prior to shipment to GE Healthcare or its customers. A certificate of compliance will be forwarded to GE Healthcare after each manufactured lot is completed.

6.2 Replacement Products. As further set forth herein, GE Healthcare shall have the right to replacement of or refund for Products, up to the expiration date of such Products, if such Products fail to meet LMI’s specifications as set forth in LMI’s FDA-approved new drug application (“NDA”) for such Products or are not of merchantable quality. GE Healthcare will promptly notify LMI by telephone and telecopy of GE Healthcare’s request for replacement or refund. Such notice shall specify with particularity the nature of the nonconformance and GE Healthcare will have the Product returned promptly to LMI for examination at LMI’s expense. Provided that GE Healthcare promptly returns the Products to LMI, LMI will promptly replace the Products in question if requested by GE Healthcare, determine any nonconformance of the returned Products and report back to GE Healthcare.

In the event that LMI disagrees with GE Healthcare regarding whether the Products are nonconforming and the Parties are unable to resolve the dispute, the Products or samples thereof will be submitted to a qualified independent laboratory agreed upon by the Parties. The laboratory will analyze the Products or samples in a manner agreed upon by the Parties and the results of that analysis will be a binding determination of whether the Products were or were not nonconforming. If it is determined that the Products were nonconforming, LMI shall bear the cost of the analysis, as well as either providing a refund or replacement Products to GE Healthcare. If it is determined that the Products were not nonconforming GE Healthcare shall bear the cost of the analysis, shall not be entitled to any refund on the Products and shall pay LMI for any replacement Products provided by LMI.

6.3 Tracking. All materials and components used in the fabrication of Products shall be traceable by lot number and purchase order invoice number.

ARTICLE 7. Warranties, Indemnities and Insurance

7.1 LMI Warranties. LMI warrants to GE Healthcare that all Products purchased by GE Healthcare under this Agreement:

(a) shall be free and clear of all liens, claims, encumbrances, pledges, security interests or other adverse interests of third parties;

(b) shall be manufactured, supplied and delivered by LMI with all necessary skill and expertise using qualified personnel so as to comply with all applicable regulatory requirements;

(c) shall be of good and merchantable quality, and free from defects in material and workmanship;

(d) shall be manufactured in accordance with the specifications set forth in LMI’s respective and applicable NDA; and

(e) shall be manufactured in accordance with the Current Good Manufacturing Practices and other applicable FDA rules and regulations.

(f) shall obtain and maintain U.S. state licenses required for the supply of Products purchased by GE Healthcare under the Agreement (notwithstanding the foregoing, LMI and GE Healthcare agree that LMI will only arrange shipment or deliver Products to GE Healthcare for use in the states where LMI holds a valid state license, if applicable, or where such license is not required).

(g) shall comply with all of GE Healthcare’s policies generally applicable to all of GE Healthcare’s similarly situated suppliers, in each case, to the extent applicable to LMI’s provision of Products under this Agreement. Without limitation, LMI acknowledges that it has read “GE’s Integrity Guide for Suppliers, Contractors and Consultants” (the “Integrity Guide”), which is located at http://www.gesupplier.com/html/SuppliersIntegrityGuide.htm, and agrees that LMI, including all of its employees and subcontractors, will fully comply in all material respects with the applicable portions of the Integrity Guide in providing all Products under this Agreement. GE Healthcare may update its policies that are generally applicable to all of GE Healthcare’s similarly situated suppliers, including, without limitation, the Integrity Guide, the Global Packaging Guidelines and the GEHC Americas Transportation Routing Guidelines, from time-to-time.

7.2 Indemnification by LMI.

(a) LMI shall defend, indemnify and hold GE Healthcare, its directors, officers, agents, affiliates, and employees harmless from any and all demands, claims, actions, suits, judgments, decrees, proceedings, liabilities, costs, losses, damages and expenses, including, without limitation, court costs and reasonable attorneys’ fees and disbursements, at any time from third party claims or suits resulting to any of them, as a result of or in connection with (i) any Products which were nonconforming, damaged, or defective at time of delivery to GE Healthcare whether claimed by or established in favor of any third parties, including purchasers, and (ii) any breach by LMI of the warranties provided for herein. This obligation of LMI to indemnify and defend shall not apply to the extent that claims are attributable to the independent negligence of intentional malfeasance of GE Healthcare.

(b) GE Healthcare shall promptly notify LMI upon receipt by GE Healthcare of any claim or demand which GE Healthcare has determined has given or could give rise to a right of indemnification under this Agreement. If such claim or demand relates to a claim or demand asserted by a third party against GE Healthcare, LMI shall have the right to employ such counsel as is reasonably acceptable to GE Healthcare to defend any such claim or demand asserted against GE Healthcare, and LMI shall have control over the conduct of the defense of the claim or demand, provided, however, that LMI shall not settle such claim or demand without the consent of GE Healthcare unless such settlement requires no more than a monetary payment for which GE Healthcare is fully indemnified under this Agreement or involves other matters not binding upon GE Healthcare. GE Healthcare shall have the right to participate at its cost in the defense of any said claim or demand. So long as LMI is defending in good faith any such claim or demand, GE Healthcare shall not settle such claim or demand. GE Healthcare shall fully cooperate with LMI during the pendency of the claim or demand and shall make available to LMI and its representatives all records and other materials reasonably required by them for their use in contesting any claim or demand asserted by third party against GE Healthcare. Whether or not LMI so elects to defend any such claim or demand, GE Healthcare shall not have any obligation to do so and GE Healthcare shall not waive any rights it may have against LMI hereunder with respect to any such claim or demand by electing or failing to elect to defend any such claim or demand. GE Healthcare’s affiliates shall also be bound by this Section 7.2(b).

7.3 Limitations on Indemnification Obligations. The obligation of LMI to indemnify and defend shall not extend to claims or demands to the extent such claims or demands are attributable to the independent negligence or intentional malfeasance of GE Healthcare or its affiliates, nor to any claims or demands to the extent that such claims or demands are attributable to or arising out of statements or actions made by GE Healthcare or its affiliates with respect to the Products. The obligation of LMI to indemnify and defend shall also not apply to any claims or demands to the extent that such claims or demands are attributable to any breach by GE Healthcare of the terms of this Agreement.

7.4 LMI Insurance. LMI represents that it is insured for the activities to be carried out under this Agreement and that it maintains sufficient reserves covering these activities.

7.5 Indemnification by GE Healthcare.

(a) GE Healthcare shall defend, indemnify and hold LMI, its directors, officers, agents, affiliates, and employees, harmless from any and all demands, claims, actions, suits, judgments, decrees, proceedings, liabilities, costs, losses, damages and expenses, including, without limitation, court costs and reasonable attorneys’ fees and disbursements, at any time from third party claims or suits resulting to any of them, as a result of or in connection with (i) any negligence or intentional malfeasance by GE Healthcare or its affiliates, and (ii) any representation made or other action taken by GE Healthcare or its affiliates related to marketing, selling, or distributing the Products, which are outside the scope of or inconsistent with any Product claims made by LMI, and (iii) any breach by GE Healthcare of the terms of this Agreement. This obligation of GE Healthcare to indemnify and defend shall not apply to the extent that claims are attributable to the independent negligence or intentional malfeasance of LMI.

(b) LMI shall promptly notify GE Healthcare upon receipt by LMI of any claim or demand which LMI has determined has given or could give rise to a right of indemnification under this Agreement. If such claim or demand relates to a claim or demand asserted by a third party against LMI, GE Healthcare shall have the right to employ such counsel as is reasonably acceptable to LMI to defend any such claim or demand asserted against LMI and GE Healthcare shall have control over the conduct of the defense of the claim or demand; provided, however, that GE Healthcare shall not settle such claim or demand without the consent of LMI unless such settlement required no more than a monetary payment for which LMI is fully indemnified under this Agreement or involves other matters not binding upon LMI. LMI shall have the right to participate at its costs in the defense of any such claim or demand. So long as GE Healthcare is defending in good faith any such claim or demand, LMI shall not settle such claim or demand. LMI shall fully cooperate with GE Healthcare during the pendency of the claim or demand and shall make available to GE Healthcare and its representatives all records and other materials reasonably required by them for their use in contesting any claim or demand asserted by third party against LMI. Whether or not GE Healthcare so elects to defend any such claim or demand, LMI shall not have any obligation to do so and LMI shall not waive any rights it may have against GE Healthcare hereunder with respect to any such claim or demand by electing or failing to elect to defend any such claim or demand. LMI’s subdistributors, dealers, agents, or affiliates shall also be bound by this Section 7.5(b).

(c) The obligation of GE Healthcare to indemnify and defend shall not extend to claims or demands to the extent such claims or demands are attributable to the independent negligence or intentional malfeasance of LMI or its affiliates, nor to any claims or demands to the extent that such claims or demands are attributable to or arising out of statements or actions made by LMI or its affiliates with respect to the Products. The obligation of GE Healthcare to indemnify and defend shall also not apply to any claims or demands to the extent that such claims or demands are attributable to any breach by LMI of the terms of this Agreement.

7.6 GE Healthcare Insurance. GE Healthcare represents that it is self-insured for the activities to be carried out under this Agreement and that it maintains sufficient reserves covering these activities.

7.7 Adverse Event Reporting. GE Healthcare will notify LMI of any adverse drug experience associated with the Products of which GE Healthcare or its affiliates become aware. Such notifications will be made in writing, in a manner reasonably agreed by the Parties, by means which afford the sender evidence of receipt by LMI within *** (***) working days of initial receipt of the report by GE Healthcare or its agent or employee. Such means of notification may include Express Mail, Electronic Mail, courier, or facsimile, but are not so-limited. Advance notification of any fatal or immediately life-threatening experience will be given by telephone. GE Healthcare is responsible for insuring prompt follow-up, as necessary to provide LMI with reasonably complete information on each such adverse drug experience, by the same means and within the same time frame of receipt. Failure of a radiopharmaceutical product to localize as expected is not regarded by LMI as an Adverse Drug Experience, but rather as a complaint, which will be referred to LMI’s Marketing and Technical Services personnel for further investigation. Any communications to LMI under the terms of this Section 7.7 shall be directed to the telephone number, facsimile number and/or email address set forth on LMI’s website for such purposes from time to time.

ARTICLE 8. Representation and Warranties

8.1 LMI Representations and Warranties. LMI hereby represents and warrants to GE Healthcare as follows:

(a) LMI has the full power, authority and legal right to enter into this Agreement; this Agreement has been duly authorized, executed and delivered by LMI; and this Agreement constitutes a legal, valid and binding obligation of LMI, enforceable against LMI in accordance with its terms.

(b) LMI has executed no agreement in conflict herewith.

(c) The distribution and sale of the Products by GE Healthcare will not infringe the patents or intellectual property rights of any third party.

8.2 GE Healthcare Representations and Warranties. GE Healthcare hereby represents and warrants to LMI that GE Healthcare has the full power, authority and legal right to enter into this Agreement; this Agreement has been duly authorized, executed and delivered by GE Healthcare; this Agreement constitutes a legal, valid and binding obligation on GE Healthcare enforceable against GE Healthcare in accordance with its terms; and GE Healthcare has executed no agreement in conflict with the terms of this Agreement.

ARTICLE 9. Confidentiality

Any and all proprietary information with respect to the Products or the business affairs and activities of either Party (“Proprietary Information”) which is furnished or disclosed in connection with the Agreement by such Party (“Disclosing Party”) to the other Party (“Receiving Party”), including, without limitation, the specifications for the Products, shall remain the property of the Disclosing Party and shall be treated as confidential. The Receiving Party shall not use such Proprietary Information for its own benefit except as specified in this Agreement and shall not disclose such Proprietary Information to others, except to those of its employees whose duties so require, in such event taking all precautions which are reasonably necessary to prevent the unauthorized disclosure of such Proprietary Information by such persons. Information shall not be deemed to be Proprietary Information and such restrictions shall not apply to any such information (i) which is, or subsequently may become, within the knowledge of the general public, without the fault of the Receiving Party; (ii) which may be known to the Receiving Party at the time of receipt thereof from the Disclosing Party as shown by competent written records; (iii) which may be proved to have been developed by the Receiving Party, independently and wholly without resort to the Proprietary Information of the Disclosing Party, as shown by competent written records or (iv) which may subsequently be rightfully obtained from sources other than the Disclosing Party and without confidential restriction in favor of such transmitting Party. The Parties’ respective obligations under this ARTICLE 9 shall continue after the expiration or termination of this Agreement for any reason.

ARTICLE 10. Term and Termination

10.1 Term. Unless earlier terminated as provided in this Agreement, the term of this Agreement shall commence as the Effective Date and conclude December 31, 2020 (the “Term”).

10.2 Termination Rights. Upon the happening of any of the following events, either Party shall have the right to terminate this Agreement upon written notice of such termination to the other Party:

(a) Any material breach by the other Party of this Agreement, which material breach continues for a period of *** (***) days after the non-defaulting Party shall have given notice thereof to the defaulting Party, or

(b) The other Party becomes insolvent, is adjudicated as bankrupt or otherwise seeks or receives protection under the bankruptcy laws of the United States, has a receiver or trustee appointed for all or part of its assets and business, executes and delivers an assignment for the benefit of its creditors or is liquidated, dissolved or wound-up; or

(c) The continuance of an event of force majeure for a period of more than *** (***) days.

10.3 Termination for Economic Reasons. The objective of this Agreement is to realize in an economical and reasonable way the interests and requirements of both Parties. If at any time during the Term of this Agreement, this objective is no longer met due to:

(a) regulatory changes(s), or economic circumstances, which could not have been foreseen at the time of execution of this Agreement causing undue and prolonged hardship; or

(b) any substantial increase in LMI’s direct or indirect costs relating to radioactive waste or transportation costs relating to the supply of Mo-99 and other raw materials;

then, in each case ((a) and (b)), the Parties shall negotiate in good faith in an effort to modify this Agreement in accordance with any of the matters described above and such negotiations shall commence within *** (***) days of one Party’s written notice to the other of (a) and/or (b) above. During any negotiation period, the pricing increments defined in Exhibit A will continue in effect.

In the event the Parties are unable to agree upon a satisfactory modification of this Agreement within *** (***) days of commencement of negotiations (“Negotiation Period”), the Party requesting the modification may terminate this Agreement within *** (***) days following expiry of the negotiation period by providing *** (***) days written notice to the other Party.

10.4 Survival of Representations and Warranties. The terms of the Agreement that by their nature are intended to survive its expiration will continue in full force and effect after its expiration including but not limited to the warranties and indemnities contained in this Agreement, as shall the shortfall payment provisions pursuant to ARTICLE 3, the confidentiality obligations of the Parties pursuant to ARTICLE 9, and the rebate payment provisions pursuant to Exhibit A hereto. Otherwise, upon expiration or termination of this Agreement as provided in this ARTICLE 10, except as expressly provided herein, the Parties shall have no further liabilities, duties or obligations under this Agreement, except for any liabilities, duties or obligations which may have arisen prior to such expiration or termination.

ARTICLE 11. Force Majeure

11.1 Effect on Performance. Neither Party will be liable for any failure to fulfill any term or condition of this Agreement, nor will such failure constitute a breach of or default under this Agreement, if fulfillment has been delayed, hindered or prevented by an event of force majeure, including, without limitation, any war, riot, strike, lock-out or other industrial dispute, acts of the elements, acts of any government or agency hereof (including the enactment of any new laws, rules or regulations), sabotage or industrial accident, plant breakdown or failure of equipment, inability to obtain equipment, fuel, power, materials or transportation, or by any similar circumstances beyond its reasonable control.

11.2 Notice of Force Majeure. Promptly following the date that any event of force majeure commences, the Party concerned will advise the other Party in writing of the date and nature of the event and the period of time such event is expected to continue. During the existence of such event, the duties and obligations of the Parties under this Agreement shall be suspended and the Parties will take all reasonable action to assure resumption of normal performance under this Agreement as soon as possible.

11.3 Supply of Mo-99. Notwithstanding the foregoing provisions, in the event there is a ***, GE Healthcare may, at its reasonable discretion, divert some or all of GEH Mo-99 to LMI for the manufacture of Product by LMI (pursuant to the terms of this Agreement, without the option of toll manufacturing). LMI will use commercially reasonable best efforts to accept such GEH Mo-99, provided that the acceptance of GEH Mo-99 will be subject to LMI’s then current manufacturing schedule and LMI’s other policies and procedures applicable to such volume, including, but not limited to, LMI’s purchasing specifications for Mo-99. LMI will make a good faith effort to optimize the manufacturing schedule related to the GEH Mo-99, provided, however, that LMI will not be required to schedule a manufacturing run for batches of TechneLite® generators that would result in the sale by LMI of less than *** total curies of activity per manufacturing run (as measured in curies of TechneLite® generators purchased by GE Healthcare and other customers from the day of manufacture of such Product at LMI’s facility). Notwithstanding anything herein to the contrary, LMI SHALL NOT BE LIABLE TO GE HEALTHCARE FOR, AND GE HEALTHCARE WAIVES ANY AND ALL CLAIMS AGAINST LMI FOR, DAMAGES RELATING TO THE DECAY OR LOSS OF GEH MO-99. GEH Mo-99 will be used exclusively for the manufacture of Product for GE Healthcare, except that LMI shall have the right to use any GEH Mo-99 not used in the manufacture of TechneLite® generators for GE Healthcare in connection with the manufacture and sale of TechneLite® generators for LMI’s other customers. During the period of disruption, LMI will continue to provide GE Healthcare with a fair allocation of available Product, such fair allocation to be determined by LMI in its sole discretion acting reasonably after due consideration of ***, other percentage supply requirements, and the available amount of Product for LMI’s customers, including GE Healthcare, affected by such supply disruption, until previous production levels and LMI’s supply of Mo-99 have been restored. The Parties hereby agree that, notwithstanding anything herein to the contrary, the foregoing provisions represent GE Healthcare’s sole and exclusive remedies with respect to such events.

ARTICLE 12. Assignment

Neither this Agreement, nor any right, interest or obligation hereunder, may be assigned, or otherwise transferred by either Party, whether by operation of law or otherwise, without the prior written consent of the other Party, which shall not be unreasonably withheld, conditioned or delayed; provided, however that (a) either Party may assign or otherwise transfer any or all of its rights, or delegate any or all of its respective duties or obligations, under this Agreement without the prior written consent of the other Party to (i) an acquirer of, or successor to, all or substantially all of the assets of such Party, or (ii) the surviving entity in any merger, consolidation, equity exchange or reorganization to which such Party is a party, provided that, in each case contemplated by this clause (a), such acquirer, successor or surviving entity, as the case may be, agrees to be bound by all of the obligations of such Party under this Agreement; and (b) LMI may assign or otherwise transfer any or all of its rights, or delegate any or all of its duties or obligations, under this Agreement to an acquirer of, successor to, or other transferee with respect to all or substantially all of the assets used in or related to the manufacture, sale and distribution of the Products or otherwise to the business of LMI to which this Agreement relates, provided that, in each case contemplated by this clause (b), such acquirer, successor or transferee, as the case may be, agrees to be bound by all of the obligations of LMI under this Agreement. In the event of any such assignment or transfer in violation hereof such assignment or transfer shall be null and void and have no force or effect. This Agreement shall be binding upon and inure to the benefit of the Parties, and their respective successors and assigns as permitted hereunder.

In addition, GE Healthcare shall be required to provide LMI with written notice as soon as reasonably practicable after the signing of any definitive agreement relating to any transaction or series of related transactions, whether or not GE Healthcare is a party thereto, which, after giving effect to such transaction or transactions, would result in the sale, lease, transfer or other disposition of some or all of the assets or business of GE Healthcare to which this Agreement relates (including, without limitation, the radiopharmacies owned or controlled by GE Healthcare). Unless otherwise requested by LMI in writing prior to the effective date of such transaction, GE Healthcare shall assign and ensure that, as a condition of such transaction or transactions, such acquirer, successor or transferee, as the case may be, agrees to be bound by all of the obligations of GE Healthcare (or the applicable pro rata portion thereof) under this Agreement.

ARTICLE 13. General Provisions

13.1 The relationship of LMI and GE Healthcare under this Agreement shall be that of independent seller and purchaser, and nothing contained in this Agreement and no action taken by either Party shall be deemed to constitute either Party or any of such Party’s employees, agents or representatives to be an employee, agent or representative of the other Party or shall be deemed to create any partnership, joint venture, association or syndicate between the Parties, or shall be deemed to confer on either Party any express or implied right, power or authority to enter into any agreement of commitment, express or implied, or to incur any obligation or liability on behalf of the other Party.

13.2 Notices. Except as specified in Section 7.7, any notice, claim, demand, request or other communication required or permitted under this Agreement shall be valid and effective only if given by written instrument which is personally delivered, sent by facsimile, courier or registered or certified mail, postage prepaid to the addressee as follows:

If to LMI, to:

Lantheus Medical Imaging, Inc.

Attn: Senior Vice President, Commercial

331 Treble Cove Road

North Billerica, Massachusetts 01862

Copy to: General Counsel, Legal Department (at the same address)

If to GE Healthcare, to:

MEDI-PHYSICS INC., DBA GE HEALTHCARE

Attn: GE Healthcare Life Sciences Legal Dept

100 Results Way

Marlborough, MA 01752

Copy to:

Sourcing Department

3350 N Ridge Avenue

Arlington Heights, IL 60004

Except as specified in Section 7.7 above, any notice, claim, demand, request or other communication given as provided in this Section 13.2, if given personally, shall be effective upon delivery; if given by facsimile, shall be effective one (1) day after transmission; and if given by courier, shall be effective two (2) days after deposit with the courier; and if given by mail, shall be effective five (5) days after deposit in the mail. Either Party may change the address at which it is to be given notice by giving written notice to the other Party as provided in this Section 13.2.

13.3 Entire Agreement. This Agreement, together with the Exhibits attached hereto, constitutes the entire agreement, and supersedes all prior agreements and understanding, both written and oral, between the Parties with respect to the subject matter of this Agreement; and this Agreement may not be modified or amended except by an instrument in writing executed by the Parties.

13.4 No Waiver. No waiver, forbearance or failure by either Party of its right to enforce any provision of this Agreement shall constitute a waiver or estoppel of such Party’s right to enforce such provision in the future.

13.5 Cumulative Remedies. Unless expressly provided otherwise herein, the remedies set forth in this Agreement shall not be exclusive but shall be cumulative, and in addition to all other rights and remedies provided by law.

13.6 Governing Law. This Agreement (and all claims, controversies and causes of action arising hereunder or relating hereto) shall be governed by and construed in accordance with the internal laws of the State of Delaware, excluding the conflict of law provisions thereof.

13.7 Severability. If any provision of this Agreement shall be found invalid or unenforceable, in whole or in part, by a court of competent jurisdiction, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable, or shall be deemed excised from this Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be, provided that the basic intent of the Parties has not thus been rendered incapable of achievement.

13.8 Bar Codes. The Parties agree to exchange inventory bar code specifications, formatting and encryption information related to such inventory bar code specifications. Each Party will be responsible for implementing this information in its own software systems and will use commercially reasonable best efforts to inform the other promptly when changes and/or additions are expected or problems are discovered with the bar codes. In addition, each Party will be responsible for having a manual alternative in their systems for use if the bar codes fail for any reason. Notwithstanding any provision to the contrary, neither Party shall be liable to the other as a result of or in connection with any non-working bar codes.

The agreement to exchange inventory bar code specifications, formatting and encryption information related to such inventory bar code specifications is limited to bar code format information and does not include any source code for either Party’s software. Neither Party may distribute the bar code format information to another Party without written permission from the owner. Ownership for the bar code format remains with the originating company.

13.9 Compliance with Law. Each Party represents and warrants that throughout the term of this Agreement said Party shall be and shall remain in compliance with all applicable federal, state and local laws, including, but not limited to, if applicable, the Federal Anti-kickback Statute’s discount safe harbor provisions at 42 U.S.C. § 1320a-7b(b) and 42 C.F.R. § 1001.952(h).

[The remainder of this page is left blank intentionally.]

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date.

MEDI-PHYSICS INC.

By:	/s/ Megha Shah
Name:	Megha Shah
Title:	Sourcing Leader

LANTHEUS MEDICAL IMAGING, INC.

By:	/s/ Mary Anne Heino
Name:	Mary Anne Heino
Title:	President and CEO

EXHIBIT A

Products and Pricing

Pricing and Handling for ***

TechneLite®

Generator	Price Effective as of Effective Date
Size	Weekday	Weekend
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***
***	***	***

Xenon Gas

Xenon	Price Effective as of Effective Date
***	***
***	***
***	***
***	***

Gallium

Gallium	Activity on ****	Activity on ****	Price Effective as of Effective Date
***	***	***	***
***	***	***	***
***	***	***	***
***	***	***	***

* Manufactured on ***, shipped for delivery on *** and calibrated for the following ***

Handling Charges

Handling	New Price Effective as of Effective Date
Federal Express Door to Door	***
Ground Carrier Door to Door	***
Dual Leg (Air and Ground)	***

TechneLite® Products Volumes for ***

From the Effective Date through ***, GE Healthcare and its affiliates will purchase from LMI *** percent (***%) of their aggregate requirements for Technetium-99m products in the Territory for such time period. Subject to LMI’s ability and agreement to fill such orders, LMI will work in good faith to accept and fulfill any purchase orders that GE Healthcare submits to make up, before ***, any nominal ordering shortfalls (i.e., from its *** purchase commitment) that occur before the ***.

Pricing, Volumes and Handling for *** through the end of the Term and Other Terms

•	If LMI is unable, for any reason, to fill any size of a Product specified in a purchase order on any given day during the Term, then LMI will be entitled to make reasonable size substitutions (e.g., by providing *** (***) *** curie TechneLite® generators or *** (***) *** TechneLite® generator in fulfillment of a purchase order for *** (***) *** curie TechneLite® generator), and LMI will *** for substituted items to reflect requested items *** (e.g., with respect to the example above, by invoicing GE Healthcare for only the price of *** (***) *** curie TechneLite® generator for such order).

•	Annual Volumes and Price Adjustments will be calculated as follows:

•	For TechneLite® Products,

In ***

•	Minimum Purchase Requirements will be *** percent (***%) of GE Healthcare’s and its affiliates’ annual requirements for Technetium-99m products in the Territory. Subject to LMI’s ability and agreement to fill such orders, LMI will work in good faith to accept and fulfill any purchase orders that GE Healthcare submits to make up, before ***, any nominal ordering shortfalls (i.e., from its *** purchase commitment) that occur before the ***.

•	Pricing for the *** will be *** on *** pricing and adjusted as follows:

•	if the aggregate number of molybdenum curies for TechneLite® Products GE Healthcare purchases in *** is greater than or equal to *** (***) but less than *** (***), then LMI shall pay GE Healthcare a rebate equal to (X) ***% of GE Healthcare’s *** curie pricing times (Y) the aggregate number of molybdenum curies purchased by GE Healthcare in ***;

For purposes of illustration:

if:

***/curie is ***

***% of *** = ***/curie

Purchased curies in *** are ***

then:

the rebate amount for *** is: *** x *** = ***

•	if the aggregate number of molybdenum curies for TechneLite® Products GE Healthcare purchases in *** is greater than or equal to *** (***), then LMI shall pay GE Healthcare a rebate equal to (X) ***% of GE Healthcare’s * times (Y) the aggregate number of molybdenum curies purchased by GE Healthcare in ***;

For purposes of illustration:

if:

***/curie is ***

***% of *** = ***/curie

Purchased curies in *** are ***

then:

the rebate amount for *** is: *** x *** = ***

•	pricing for *** will be adjusted by an amount equal to (i) the actual change in costs of molybdenum, plus (ii) the actual change in costs of TechneLite® Product components (other than molybdenum), plus (iii) an amount equal to (A) ***% of the Annual *** to *** change in the Department of Labor, Producer Price Index (PPI), sub category 063 “Drugs and Pharmaceuticals (expressed as a decimal), multiplied by (B) the prior *** cost of TechneLite® Product components (other than molybdenum).

For purposes of illustration:

***

In *** and ***

•	Minimum Purchase Requirements will be *** percent (***%) of GE Healthcare’s and its affiliates’ annual requirements for Technetium-99m products in the Territory. Subject to LMI’s ability and agreement to fill such orders, LMI will work in good faith to accept and fulfill any purchase orders that GE Healthcare submits to make up, before ***, any nominal ordering shortfalls (i.e., from its *** purchase commitment) that occur before the ***.

•	Pricing for *** and *** will be based on *** pricing and adjusted as follows:

•	if the aggregate number of molybdenum curies for TechneLite® Products GE Healthcare purchases in *** or *** is greater than or equal to *** (***) but less than *** (***), then LMI shall pay GE Healthcare a rebate equal to ***% of GE Healthcare’s *** times the aggregate number of molybdenum curies purchased by GE Healthcare for *** or ***, as applicable;

For purposes of illustration:

if:

***/curie is ***

***% of *** = ***/curie

Purchased curies in *** are ***

then:

the rebate amount for *** is: *** x *** = ***

•	if the aggregate number of molybdenum curies for TechneLite® Products GE Healthcare purchases in *** or *** is greater than or equal to *** (***) but less than *** (***), then LMI shall pay GE Healthcare a rebate equal to ***% of GE Healthcare’s *** times the aggregate number of molybdenum curies purchased by GE Healthcare for *** or ***, as applicable;

For purposes of illustration:

if:

***/curie is ***

***% of *** = ***/curie

Purchased curies in *** are ***

then:

the rebate amount for *** is: *** x *** = ***

•	if the aggregate number of molybdenum curies for TechneLite® Products GE Healthcare purchases in *** or *** is greater than or equal to *** (***), then LMI shall pay GE Healthcare a rebate equal to ***% of GE Healthcare’s *** times the aggregate number of molybdenum curies purchased by GE Healthcare for *** or ***, as applicable;

For purposes of illustration:

if:

***/curie is ***

***% of *** = ***/curie

Purchased curies in *** are ***

then:

the rebate amount for *** is: *** x *** = ***

•	in addition to any previous molybdenum and component cost and producer price increases, pricing for *** and *** will be adjusted by an amount equal to (i) the actual change in costs of molybdenum, plus (ii) the actual change in costs of TechneLite® Product components (other than molybdenum), plus (iii) an amount equal to (A) ***% of the Annual *** to June *** in the Department of Labor, Producer Price Index (PPI), sub category 063 “Drugs and Pharmaceuticals (expressed as a decimal), multiplied by (B) the prior *** cost of TechneLite® Product components (other than molybdenum).

For purposes of illustration:

***

In order to enable GE Healthcare to prepare its annual financial statements, at least *** (***) business days before each *** during the Term, LMI will deliver to GE Healthcare a good faith, preliminary estimate of the rebate payable to GE Healthcare hereunder for the then-applicable ***. Under no circumstances will LMI be held liable for any errors or omissions in any such preliminary estimate. Payments by LMI of any rebates earned by GE Healthcare for ***, *** or *** will be made within *** (***) days of the end of the then-applicable ***.

Pricing for each *** will be communicated by LMI to GE Healthcare on a provisional, non-binding basis by *** of the previous *** and on a binding basis by *** of the previous ***.

***

•	Notwithstanding the foregoing, at any time during the term of this Agreement, LMI may adjust the TechneLite® Product pricing to reflect any material change in costs of molybdenum, accounting for increases or decreases. A change in such costs is considered material if the adjustment in the cost of molybdenum over any *** (***) day period is more than *** percent (***%). In the event of such a material adjustment, LMI shall adjust the TechneLite® Product pricing to reflect the incremental change in such costs effective as of when such costs are actually incurred by LMI, provided that LMI provides GE Healthcare at least *** (***) days written notice and reasonable documentation supporting such change in costs prior to implementing such effective cost adjustments.

•	GE Healthcare and LMI will use commercially reasonable best efforts to work together on ***. The Parties will work in good faith to amend the Agreement to adjust *** for the applicable Product(s) in a mutually agreeable amount to reflect any *** actually resulting from the joint efforts described in the previous sentence.

•	GE Healthcare is investigating ***. At GE Healthcare’s request, the Parties will discuss in good faith whether such an arrangement is mutually beneficial and negotiate in good faith possible amendments to this Agreement to reflect such a mutually beneficial arrangement, provided neither Party will be obligated to enter into such an amendment.

•	For Gallium and Xenon Products, pricing each *** after *** will be adjusted by an amount equal to the *** of (i) *** percent (***%) and (ii) ***% of the Annual *** to *** change in the Department of Labor, Producer Price Index (PPI), sub category 063 “Drugs and Pharmaceuticals.

Pricing for each *** will be communicated to GE Healthcare by *** of the previous ***.

***

•	Handling fees for each *** after *** will be adjusted by an amount equal to the *** of (i) *** percent (***%) and (ii) ***% of the Annual *** to *** change in the Department of Labor, Producer Price Index (PPI), sub category 063 “Drugs and Pharmaceuticals. Handling fees for each *** will be communicated to GE Healthcare by *** of the previous ***.

•	All *** pricing and handling fees set forth in this Agreement will be in effect from *** through *** of the relevant ***.

•	Upon at least *** (***) days’ prior written request, GE Healthcare shall, no more than *** per *** during the term of this Agreement, be entitled to retain an independent third party organization (with which neither it nor any of its affiliates has a relationship and which will enter into a confidentiality agreement in favor of LMI that (i) permits the independent organization to disclose only whether LMI’s calculations are correct (or the aggregate amount of any discrepancies) and (ii) prohibits disclosure of any of LMI’s Proprietary Information to GE Healthcare) to audit the actual costs of molybdenum used to produce TechneLite® Products. LMI shall at its own expense make reasonably related supporting information reasonably available for inspection and audit. G.E Healthcare will pay for the cost of the third party audit process.

EXHIBIT B

Trademarks

Trademark	Country	Registration Number
***	***	***

EXHIBIT C

Quality Document

1. GUIDING PRINCIPLES

Regarding the working relationship between the Quality Departments of GE Healthcare and LMI Pharmaceuticals (Medical Imaging) for the Product(s) (refer to the Appendix):

1.1	Unless otherwise specified, GE Healthcare refers to GE Healthcare Quality and the Contractor refers to LMI Pharmaceuticals (Medical Imaging) Quality.

1.2	The Contractor has the responsibility to evaluate/monitor any new U.S. NDA requirements and notify GE Healthcare of any changes in requirements in a timely manner.

1.3	The Contractor has responsibility to operate within the Product registration documentation and shall provide Product that meets all criteria throughout its shelf life.

1.4	The Appendix of this document specifies the Product(s) currently covered by this Agreement. This Agreement may be amended as new products are added or deleted.

2. MAINTENANCE OF COMPLIANCE BETWEEN THE PRODUCT

REGISTRATION AND THE PROCESS

2.1	Technical Changes

2.1.1	The Contractor is responsible for maintaining a change control system that will:

2.1.1.1	review and approve all changes;

2.1.1.2	evaluate the impact of changes on validation status;

2.1.1.3	evaluate the impact of changes on product registration, and

2.1.1.4	evaluate the impact of changes on product safety and efficacy.

2.1.2	The Contractor is responsible for maintaining a system to implement compendial changes.

2.2	Other Changes

2.2.1	All Parties, prior to implementation, must approve proposed changes in the storage and/or shipping of the Product.

3. BATCH RELEASE

3.1	The Contractor will manufacture and test the Product according to established, approved procedures and current Good Manufacturing Practices.

3.2	Batch review and release of the Product and all of its components will be the sole responsibility of the Contractor.

3.3	The Contractor will have a formal retest policy and procedure in place that is in accordance with applicable regulations.

3.4	The Contractor will notify GE Healthcare, within *** hours, in the event that any test reveals contamination, lack of sterility, or degradation beyond specifications in any batch of Product. The Contractor will file any reports required by the applicable regulations.

4. BATCH DOCUMENTATION

4.1	Originals of all batch documents will be retained by the Contractor according to regulatory and Contractor requirements; these records will be maintained for a period of *** (***) *** following the Product lot’s expiration date.

5. RETAIN SAMPLES

5.1	The Contractor shall retain, under proper storage conditions, samples of the Product as required by the regulations for a period of:

5.1.1	At least *** (***) *** following the Product lot’s expiration date for radioactive products,

5.1.2	At least *** (***) *** following the Product lot’s expiration date for non-radioactive products.

6. STABILITY

6.1	The Contractor will ensure that a product monitoring (stability testing) program is in place for the Product.

6.1.1	The Contractor is responsible for performing stability testing in accordance with the filed stability schedule. Samples shall be stored and tested at appropriate intervals, as described in the approved stability protocol.

6.1.2	If a confirmed result indicates the Product has failed to remain within specifications, the Contractor is required to notify GE Healthcare within *** business days. Notification will include a discussion of the issues, available data, and a path forward.

6.1.3	In all cases, the Contractor must investigate any confirmed out of specification (OOS) result. A copy of the completed investigation report shall be sent to GE Healthcare within *** business days of the initial confirmation of the OOS.

7. COMPLAINTS

7.1	GE Healthcare will receive and summarize all customer complaints in accordance with the regulations. Product complaints will be forwarded to the Contractor for evaluation and investigation. The Contractor will provide GE Healthcare all appropriate and reasonable technical assistance necessary to respond to a complaint. Following investigation, the Contractor will summarize the investigation and provide within *** days a report to GE Healthcare. GE Healthcare will provide a response to the complainant and provide a summary back to the Contractor. Within *** working days of receipt, GE Healthcare will promptly communicate to the Contractor, product complaint reports that may require reporting to the regulatory authorities. The Contractor has sole responsibility for determining when a regulatory authority must be notified of the results of a Product complaint.

8. RECALL

8.1	The Contractor will maintain a procedure for handling product recalls.

8.2	GE Healthcare has the responsibility to provide any data or information that could result in Product recall within an appropriate time frame. The Contractor will evaluate all information and has sole responsibility for the decision to recall any Product lot.

8.3	GE Healthcare will provide to the Contractor any information required to perform a Product recall.

9. *** PRODUCT REVIEW

9.1	Each *** the Contractor will conduct an *** Product Review, which will minimally contain for each Product manufactured:

9.1.1	Total number of batches made, number of batches released, number of batches rejected, and number of batches recalled.

9.1.2	A review and summary of customer complaints

9.1.3	A listing and discussion of any recalls.

9.1.4	A listing and discussion of any changes.

9.1.5	A listing and discussion of stability data.

9.1.6	Overall discussion, evaluation and conclusions.

10. AUDITS

10.1	GE Healthcare may schedule periodic audits of the Contractor’s facilities. If requested, access for additional Product specific audits will be granted.

10.2	GE Healthcare shall have the right to visit the Contractor’s plant where the Product is manufactured on any business day upon reasonable prior notice to Contractor. During any such visit, GE Healthcare shall have the right to audit the Contractor’s manufacturing and quality control procedures, records, reports, and facilities as well as any regulatory correspondence applicable to the Product to ensure that the Contractor complies with the Product registration and with Good Manufacturing Practices.

11. INSPECTIONS/LEGAL ACTIONS

11.1	The Contractor shall notify GE Healthcare of regulatory agency inspection results and/or legal actions that impact the Product.

12. SUPPLIER QUALIFICATION

12.1	The Contractor will maintain a formal supplier qualification and management program.

13. TRAINING

13.1	Each person engaged in the manufacturing, processing, packing, or holding of the drug product shall have education, training, and experience, or any combination thereof, to enable that person to perform the assigned functions. Training shall be in the particular, operations that the employee performs and in current applicable manufacturing regulations as they relate to the employee’s functions. Training in applicable manufacturing regulations shall be conducted by qualified individuals on a continuing basis and with sufficient frequency to assure that employees remain familiar with requirements applicable to them.

14. VALIDATIONS

14.1	The Contractor must maintain a formal validation program for:
14.1.1	Facilities

14.1.2	Equipment

14.1.3	Methods

14.1.4	Cleaning

14.1.5	Process

14.2	Validations may be prospective, concurrent or retrospective but in all cases, critical parameters and acceptance criteria will be documented.

The following is a listing, of LMI Pharmaceuticals, Medical Imaging, Quality Department contacts.

•	Carol Walker, Vice President, Quality, ***